Exhibit 99.2(g)(i)


                         INVESTMENT ADVISORY AGREEMENT

         AGREEMENT, made as of the [__] day of [                        ],
2003, by and between ASA HEDGED EQUITY FUND LLC, an Illinois limited liability company (the "Fund") and ASPEN STRATEGIC ALLIANCE LLC, a Delaware limited liability company (the "Investment Adviser").

                              W I T N E S S E T H

         WHEREAS, the Fund is engaged in business as a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

         WHEREAS, the Investment Adviser is engaged principally in rendering management and investment advisory services under the Investment Advisers Act of 1940, as amended; and

         WHEREAS, the Fund desires to retain the Investment Adviser to provide management and investment advisory services to the Fund in the manner and on the terms hereinafter set forth; and

         WHEREAS, the Investment Adviser is willing to provide management and investment advisory services to the Fund on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the promises and the covenants hereinafter contained, the Fund and the Investment Adviser hereby agree as follows:

                                  ARTICLE I.
                                  ----------

                       Duties of the Investment Adviser
                       --------------------------------

         The Fund hereby employs the Investment Adviser to act as manager and investment adviser of the Fund and to furnish, or arrange for its affiliates to furnish, the management and investment advisory services described below, subject to the policies of, review by and overall control of the Board of Directors of the Fund, for the period and on the terms and conditions set forth in this Agreement. The Investment Adviser hereby accepts such employment and agrees during such period, at its own expense, to render, or arrange for the rendering of, such services and to assume the obligations herein set forth for the compensation provided for herein. The Investment Adviser and its affiliates for all purposes herein shall be deemed to be independent contractors and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Fund in any way or otherwise be deemed agents of the Fund. The Investment Adviser shall at all times conform to and use its best efforts to enable the Fund to conform to (i) the provisions of the Investment Company Act and any rules or regulations thereunder, (ii) any other applicable provisions of federal or state law,
(iii) the provisions of the limited liability company operating agreement of the Fund, as amended from time to time (the "Operating Agreement"), (iv) policies and determinations of the Board of Directors of the Fund and (v) the Prospectus and Statement of Additional Information of the Fund, as the same may be amended from time to time.

         (a) Management and Administrative Services. The Investment Adviser shall perform, or arrange for its affiliates to perform, the management and administrative services necessary for the operation of the Fund, including administering shareholder accounts and handling shareholder relations. The Investment Adviser shall provide the Fund with office space, facilities, equipment and necessary personnel and such other services as the Investment Adviser, subject to review by the Board of Directors, from time to time determine to be necessary or useful to perform its obligations under this Agreement. The Investment Adviser, also on behalf of the Fund, shall conduct relations with custodians, depositories, transfer agents, pricing agents, dividend disbursing agents, other shareholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in and such other capacity deemed to be necessary or desirable. The Investment Adviser generally shall monitor the Fund's compliance with investment policies and restrictions as set forth in filings made by the Fund under the federal securities laws. The Investment Adviser shall make reports to the Board of Directors of its performance of obligations hereunder and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Fund as it shall determine to be desirable.

         (b) Investment Advisory Services. The Investment Adviser shall provide, or arrange for its affiliates to provide, the Fund with such investment research, advice and supervision as the latter from time to time may consider necessary for the proper supervision of the assets of the Fund, shall furnish continuously an investment program for the Fund and shall determine from time to time which securities shall be purchased, sold or exchanged and what portion of the assets of the Fund shall be held in the various securities in which the Fund invests, options, futures, options on futures or cash, subject always to the restrictions of the Operating Agreement of the Fund, the provisions of the Investment Company Act and the statements relating to the Fund's investment objectives, investment policies and investment restrictions as the same set forth in filings made by the Fund under the federal securities laws. The Investment Adviser shall manage the Fund's portfolio, on a discretionary basis, through selecting, allocating and reallocating the Fund's assets among various professional investment managers ("Portfolio Managers"). The Investment Adviser shall invest the Fund's assets through investing in limited partnerships, limited liability companies, business trusts and similar business vehicles managed by the Portfolio Managers whose primary business is investing in securities and other financial instruments but that are not registered or required to register as investment companies under the Investment Company Act by virtue of the exclusion from the definition of "investment company" provided by Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act ("Portfolio Funds"), certain of which are separate investment vehicles created for a Portfolio Manager for the purpose of permitting the Fund to place assets under the management of a particular Portfolio Manager on a limited liability basis ("Portfolio Accounts"). The Investment Adviser may determine from time to time to allocate assets of the Fund to registered investment companies, to the extent permitted by the Investment Company Act. The Investment Adviser shall make decisions for the Fund as to the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the Fund's portfolio securities shall be exercised. Should the Board of Directors at any time, however, make any definite determination as to investment policy and notify the Investment Adviser thereof in writing, the Investment Adviser shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked. The Investment Adviser shall monitor the performance of each Portfolio Manager, select new Portfolio Managers, terminate existing Portfolio Managers and allocate and reallocate the Fund's assets among Portfolio Managers as the Investment Adviser deems appropriate. The Investment Adviser will from time to time evaluate and, as appropriate, recommend changes to the Fund's investment strategy to the

Board of Directors. The Investment Adviser shall take, on behalf of the Fund, all actions which it deems necessary to implement the investment policies determined as provided above, and in particular to place all orders for the purchase or sale of portfolio securities for the Fund's account with brokers or dealers selected by it, and to that end, the Investment Adviser is authorized as the agent of the Fund to give instructions to the custodian of the Fund as to deliveries of securities and payments of cash for the account of the Fund. In connection with the selection of such brokers or dealers and the placing of such orders with respect to the assets of the Fund, the Investment Adviser is directed at all times to seek to obtain execution and prices within the policy guidelines determined by the Board of Directors and set forth in filings made by the Fund under the federal securities laws. Subject to this requirement and the provisions of the Investment Company Act, the Securities Exchange Act of 1934, as amended, and other applicable provisions of law, the Investment Adviser may select brokers or dealers with which it or the Fund is affiliated. The Investment Adviser shall periodically report to the Board of Directors concerning the performance of the Fund's investments. Such reporting shall be both sufficiently frequent and detailed to permit the Fund to comply with its obligations under the Investment Company Act and the Fund's Prospectus. The Fund acknowledges that the Investment Adviser's ability to provide timely and accurate reports is dependent upon the Investment Adviser's receipt of timely and accurate performance information from Portfolio Managers, banks, brokers and dealers.

         (c) Sub-Advisers. In carrying out its responsibilities hereunder, the Investment Adviser may appoint, employ, retain or otherwise avail itself of the services of other persons or entities including, without limitation, subsidiaries and affiliates of the Investment Adviser, on such terms as the Investment Adviser shall determine to be necessary, desirable or appropriate, to render investment advisory services to the Fund (each a "Subadviser"), provided that such appointment of a Subadviser shall be subject to (i) the approval of the Fund's Board of Directors and (ii) to the extent required by applicable law, the approval of the vote of the holders of a majority of the outstanding voting securities of the Fund. Retention of one or more Subadvisers shall in no way reduce the responsibilities or obligations of the Investment Adviser under this Agreement and the Investment Adviser shall be responsible for all acts and omissions of such Subadvisers in connection with the performance of the Investment Adviser's duties hereunder.

                                  ARTICLE II.
                                  -----------

                      Allocation of Charges and Expenses
                      ----------------------------------

         (a) The Investment Adviser. The Investment Adviser shall provide the staff and personnel necessary to perform its obligations under this Agreement, shall assume and pay or cause to be paid all expenses incurred in connection with the maintenance of such staff and personnel, and, at its own expense, shall provide the office space, facilities, equipment and necessary personnel which it is obligated to provide under Article I hereof. The Investment Adviser shall pay, or cause affiliates to pay, compensation of all officers of the Fund and all Directors of the Fund who are affiliated persons of the Investment Adviser or any Subadviser, or an affiliate of the Investment Adviser or any Subadviser.

         (b) The Fund. The Fund assumes, and shall cause to pay or cause to be paid, all other expenses of the Fund including, without limitation: taxes; investment-related expenses incurred by the Fund (including but not limited to fees and expenses charged by the Portfolio Managers or the Portfolio Funds, costs associated with organizing and operating Portfolio Accounts, placement fees, interest on indebtedness, fees for data and software providers, research expenses, professional fees (including, without limitation, expenses of consultants and experts relating to investments); fees and expenses for accounting and custody services; the fees and expenses of Fund counsel, any legal counsel retained to represent the independent Directors of the Fund and the independent auditors of the Fund; costs associated with the registration of the Fund, including the costs of compliance with federal and state laws; costs and expenses of holding meetings of the Board and meetings of members of the Fund, including reasonable travel and out-of-pocket expenses of the Members of the Board and any costs associated with the preparation and dissemination of proxy materials; the costs of a fidelity bond and any liability insurance obtained on behalf of the Fund or the Board; the costs of preparing, printing and distributing reports and other communications to members of the Fund and such other expenses as may be approved by the Board.

                                 ARTICLE III.
                                 ------------

                    Compensation of the Investment Adviser
                    --------------------------------------

         (a) For the services rendered hereunder, the facilities furnished and the expenses assumed by the Investment Adviser, the Fund shall pay to the Investment Adviser a fee (the "Management Fee") monthly in arrears based upon the aggregate value of the outstanding Interests, determined as of the last business day of the previous month, at the annual rate of 1.5% of the aggregate value of the outstanding Interests. The value of the Interests shall be determined pursuant to the applicable provisions of the Operating Agreement, valuation procedures and Prospectus and Statement of Additional Information of the Fund, each as amended from time to time. The Management Fee shall be calculated on a pro rata basis in the case of any partial months. Payment of the Management Fee for the preceding month shall be made as promptly as possible after completion of the computations contemplated herein.

                                  ARTICLE IV.
                                  -----------

               Limitation of Liability of the Investment Adviser
               -------------------------------------------------

         The Investment Adviser shall not be liable for any error of judgment or mistake of law or for any damage or loss arising out of any investment or for any act or omission in the management of the Fund, including but not limited to any damage or loss incurred by the Fund, any Portfolio Manager or Portfolio Fund, the Board, any sub-adviser, the Fund's custodian or administrator, any bank, broker or dealer, or any agent, partner, director, officer or employee of any of them, unless such loss arises from the Investment Adviser's willful malfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. The Investment Adviser makes no representation or warranty (i) as to the accomplishment of any particular investment results by any Portfolio Manager or Portfolio Fund or the Fund's portfolio as a whole, or (ii) as to the accuracy or completeness of any information supplied by the Adviser to the Fund or the Fund's custodian or administrator which is provided by any Portfolio Manager, Portfolio Fund or other third-party to the Investment Adviser and conveyed by the Investment Adviser (either in its entirety or in excerpted format to any or all of them).

                                  ARTICLE V.
                                  ----------

                     Activities of the Investment Adviser
                     ------------------------------------

         The services of the Investment Adviser to the Fund are not to be deemed to be exclusive; the Investment Adviser and any person controlled by or under common control with the Investment Adviser (for purposes of this Article V referred to as "affiliates') are free to render investment advisory services to others, provided that such activities do not in the Investment Adviser's judgment adversely affect or otherwise impair the performance by the Investment Adviser of its duties and obligations under this Agreement or under the Investment Company Act. The Investment Adviser and its affiliates may recommend to any other person or advisory client a particular Portfolio Manager or strategy that they do not select for the Fund.

                                  ARTICLE VI.
                                  -----------

                  Duration and Termination of this Agreement
                  ------------------------------------------

         This Agreement shall become effective as of the date first above written and shall remain in force for a period of two years thereafter and thereafter continue from year to year, but only so long as such continuance specifically is approved at least annually by (i) the Board of Directors of the Fund, or by the vote of a majority of the outstanding voting securities of the Fund, and (ii) a majority of those Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

         This Agreement may be terminated at any time, without the payment of any penalty, by the Board of Directors or by a vote of a majority of the outstanding voting securities of the Fund, or by the Investment Adviser, on sixty (60) days' written notice to the other party. This Agreement shall terminate automatically in the event of its assignment, provided that an assignment to a corporate successor to all or substantially all of the Investment Adviser's business or to a wholly owned subsidiary of such corporate successor which does not result in change of actual control or management of the Investment Adviser's business shall not be deemed an assignment for purposes of this paragraph.

                                 ARTICLE VII.
                                 ------------

                          Amendment of this Agreement
                          ---------------------------

         This Agreement may be amended by the parties only if such amendment is specifically approved by the vote of the Board of Directors of the Fund, including a majority of those Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval and, where required by the Investment Company Act, by the vote of a majority of the outstanding voting securities of the Fund.

                                 ARTICLE VIII.
                                 -------------

                         Definitions of Certain Terms
                         ----------------------------

         The terms "vote of a majority of the outstanding voting securities", "assignment", "affiliated person" and "interested person", when used in this Agreement, shall have the respective meanings specified in the Investment Company Act and the rules and regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

                                  ARTICLE IX.
                                  -----------

                                  Use of Name
                                  -----------

         The Investment Adviser hereby grants the Fund a royalty-free, non-exclusive right and license to use the names "Aspen" and/or "ASA" (i) in the name of the Fund and (ii) in connection with the Fund's investment products and services, in each case only for the duration of this Agreement and any extension or renewal thereof. Such license may, upon termination of this Agreement, be terminated by the Investment Adviser, in which event the Fund shall promptly take whatever action may be necessary to change its name and discontinue any further use of the names "Aspen" and "ASA" in the name of the Fund or otherwise. The names "Aspen" or "ASA" may be used or licensed by the Investment Adviser and its affiliates in connection with any of their activities, or licensed by the Investment Adviser to any other party.

                                  ARTICLE X.
                                  ----------

                                 Governing Law
                                 -------------

         This Agreement shall be governed by and construed in accordance with the laws of the State of [New York] and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of [New York], or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

                                  ARTICLE XI.
                                  -----------

                           Miscellaneous Provisions
                           ------------------------

         (a) Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby, and, to this extent, the provisions of this Agreement shall be deemed to be so severable.

         (b) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.



                                          ASA HEDGED EQUITY FUND LLC


                                          By: _____________________________
                                          Name:
                                          Title:

                                          ASPEN STRATEGIC ALLIANCE LLC


                                          By: _____________________________
                                          Name:
                                          Title: